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                                 EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of September 30, 1998, by and between Wavetek Wandel & Goltermann, Inc., a Delaware corporation (the "Company"), and Vickie Capps (the "Employee").

          WHEREAS, Employee has been employed as an executive officer of Company; and

          WHEREAS, Company and Employee wish to set forth the terms of the Employee's continued employment by Company;

          NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:


          1.   EMPLOYMENT.

          Company hereby employs Employee, and Employee agrees to serve as an employee of the Company, on the terms and conditions set forth in this Agreement.

          2.   PERIOD OF EMPLOYMENT.

          The "Period of Employment" shall be the period commencing on September 30, 1998, and ending on December 31, 1999.

          3.   DUTIES DURING THE PERIOD OF EMPLOYMENT.

          During the Period of Employment, Employee shall serve as (i) Senior Vice President, Finance of the Company and (ii) Acting Chief Financial Officer until a new Chief Financial Officer is appointed, and shall have such duties and responsibilities as are assigned to Employee by the Board of Directors of Company commensurate with such positions. Employee shall devote Employee's full business time, attention and efforts to the affairs of Company during the Period of Employment, PROVIDED, HOWEVER, that Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of such other organizations as Company may from


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time to time agree to, and similar type activities to the extent that such other activities do not inhibit or prohibit the performance of Employee's duties under this Agreement, or conflict in any material way with the business of Company and its affiliates.

          In performing such duties, Employee's principal place of employment shall be at the offices of the Company set forth on Exhibit A.

          4.   CURRENT CASH COMPENSATION.

          As compensation for Employee's services hereunder, during the Period of Employment Employee will be entitled to target total compensation at the annual rate of $253,000 of which: (i) 70% shall be base salary, payable in accordance with the Company's payroll practices for senior executives and
(ii) 30% shall be target bonus (pro-rated for the portion of the fiscal year during the Period of Employment), payable if the Employee's personal objectives and the Company's objectives as agreed to by Company's Chief Executive Officer are met.

          5.   OTHER EMPLOYEE BENEFITS.

          (a)  VACATION AND SICK LEAVE.

          Employee shall be entitled to reasonable paid annual vacation periods and sick leave in accordance with the Company's executive vacation and sick leave policies.

          (b)  REGULAR REIMBURSED BUSINESS EXPENSES.

          Company shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of Employee's duties during the Period of Employment, and provide such other facilities or services as Company and Employee may, from time to time, agree are appropriate, all in accordance with Company's established policies.


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          (c)  EMPLOYEE BENEFIT PLANS.

          In addition to the cash compensation provided for in Section 4 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in Company's employee benefit plans for U.S. executives, as presently in effect or as they may be modified or added to by Company from time to time.

          (d)  EXECUTIVE COMPENSATION PLANS.

          In addition to the cash compensation provided for in Section 4 hereof and the employee benefits provided for in paragraph (c) of this Section, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in Company's executive compensation plans, as presently in effect or as they may be modified or added to by Company from time to time.

          (e)  ADDITIONAL BENEFITS.

          In addition to the cash compensation provided for in Section 4 hereof and participation in the employee benefit and executive compensation plans provided in paragraphs (c) and (d) of this Section, Employee shall be entitled to the additional benefits set forth in Exhibit A.

          (f)  RETENTION PAYMENT; STOCK OPTION VESTING.

          If Employee continues to be employed by Company until June 30, 1999, Company shall pay to Employee an amount equal to $100,000 (the "Retention Payment"). In addition, in such event all stock options held by Employee to purchase stock of Company which would otherwise vest on or before January 5, 2000 shall become immediately and fully vested.

          6.   TERMINATION.

          (a)  TERMINATION BY COMPANY WITHOUT CAUSE;
               TERMINATION BY EMPLOYEE AFTER JUNE 30, 1999.

          If Company should terminate the Period of Employment without Cause (as defined below) at any time or if Employee terminates the Period of Employment for any reason after June 30, 1999, in addition to any other compensation and benefits payable as

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provided for hereunder, Company shall pay to Employee an amount equal to $250,000, reduced by the amount of the Retention Payment, if any, paid to Employee.

          If Company terminates the Period of Employment without Cause before June 30, 1999, stock options held by Employee to purchase stock of Company which would otherwise vest on or before January 5, 2000 shall become immediately and fully vested upon the date of termination. Notwithstanding anything contained herein to the contrary, such stock option vesting is conditioned on Employee's execution of Company's severance and general release agreement.

          "Cause" shall mean the willful and continued failure by Employee to use reasonable efforts to substantially perform Employee's duties with Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Employee by the Company which specifically identifies the manner in which Company believes Employee has not substantially performed his duties; conviction of, or plea of NOLO CONTENDERE to, a felony; habitual abuse of narcotics or alcohol; fraud, material dishonesty or gross misconduct in connection with the business of the Company.

          (b)  TERMINATION BY EMPLOYEE PRIOR TO JULY 1, 1999;
               TERMINATION BY COMPANY FOR CAUSE.

          Employee shall have the right, upon 30 days' prior written notice given to Company, to terminate the Period of Employment. If Employee should terminate the Period of Employment prior to July 1, 1999 or Company should terminate the Period of Employment for Cause, Employee will be entitled only to be paid the base annual salary otherwise payable to Employee under Section 4 through the end of the month in which the Period of Employment is terminated.

          7.   CONFIDENTIAL INFORMATION.

          Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to Company or any affiliate of Company, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other

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business affairs of Company and any affiliate of Company learned by Employee from Company or any such affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside Company or any of its affiliates, whether during or after Employee's period of service with Company, except as may be required by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. Employee agrees to give Company advance written notice of any disclosure pursuant to the preceding sentence and to cooperate with any efforts by Company to limit the extent of such disclosure. Upon request by Company, Employee agrees to deliver promptly to Company upon termination of Employee's services for Company, or at any time thereafter as Company may request, all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to Company's or any affiliate's business and all property of Company or any affiliate associated therewith, which Employee may then possess or have under Employee's control, other than personal notes, diaries, rolodexes and correspondence.

          8.   NONCOMPETITION AGREEMENT.

          Without the consent in writing of the Board of Directors of Company which will not be unreasonably withheld, upon termination of Employee's employment for any reason whatsoever, Employee will not for a period of one year thereafter (i) engage in, or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, officer or director of a corporation or as an employee, agent, associate, adviser or consultant of any person, partnership or corporation, any business in competition with the business carried on by Company or any of its affiliates or
(ii) employ or seek to employ any person then employed by the Company or any of its affiliates. Notwithstanding the preceding sentence, Employee shall not be prohibited from owning

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less than five percent (5%) of any publicly traded corporation (whether or not such corporation is in competition with Company or its affiliates).

          It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable.

          Employee confirms that all restrictions in this Section are reasonable and valid and hereby waives all defenses to the strict enforcement thereof by Company.

          9.   REMEDY.

          Should Employee engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 7 and 8 hereof, it is agreed that Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining Employee and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to Company shall not be deemed to limit or prevent the exercise by Company of any or all further rights and remedies which may be available to Company hereunder or at law or in equity.

          10.  GOVERNING LAW.

          This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

          11.  NOTICES.


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          All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or five (5) days after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed to the respective party at the address set forth below or to such other address as may hereafter be designated by like notice. Unless otherwise notified as set forth above, notice shall be sent to each party as follows:

          (a)  Employee, to:

               Vickie Capps
               7445 Arucauna Court
               San Diego, CA  92129

          (b)  Company, to:

               Wavetek Wandel & Goltermann, Inc.
               1030A Swabia Court
               P.O. Box 113585
               Research Triangle Park, North Carolina  27709-3585

               Attention:  Chief Executive Officer

          In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed telegram, telex or fax, which shall be effective upon receipt.

          12.  MISCELLANEOUS.

          (a)  ENTIRE AGREEMENT.

          This Agreement constitutes the entire understanding between Company and Employee relating to employment of Employee by Company and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, Employee's heirs, executors, administrators and beneficiaries, and Company and its successors.

          (b)  WITHHOLDING TAXES.

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          All amounts payable to Employee under this Agreement shall be subject to applicable withholding of income, employment and other taxes.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                              WAVETEK WANDEL & GOLTERMANN, INC.

                              By:  /s/ Terence J. Gooding
                                 -----------------------------------------
                                    Terence J. Gooding
                                    Co-Chairman of the Board of Directors

                                   /s/ Vickie Capps
                                 -----------------------------------------
                                        Vickie Capps


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                    EXHIBIT A TO EMPLOYMENT AGREEMENT
                 BETWEEN WAVETEK WANDEL & GOLTERMANN, INC.
                            AND VICKIE CAPPS


PRINCIPAL PLACE OF EMPLOYMENT

     San Diego, California until completion of Company's new offices in Research Triangle Park, North Carolina


ADDITIONAL BENEFITS

     1. TEMPORARY LIVING EXPENSES. Upon the establishment of Company's offices in Research Triangle Park, North Carolina, Company shall reimburse Employee for the cost of an apartment in the Research Triangle Park area (including rent and utilities) and furniture for such apartment; provided, however, that the cost of such apartment must be agreed to by Company's Chief Executive Officer. Company shall make an additional payment to Employee to "gross-up" Employee for the income taxes payable on such reimbursement.

     2. AIR FARE. Company shall reimburse Employee for the reasonable cost of roundtrip air fare between San Diego and Research Triangle Park for two trips per month through December 1999.